     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                MFIC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                            04-2793022
           --------                                            ----------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)


                  30 OSSIPEE ROAD, NEWTON, MASSACHUSETTS 02464
                  --------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


               MFIC CORPORATION 1986 EMPLOYEE STOCK PURCHASE PLAN
               --------------------------------------------------
                            (Full Title of the Plan)


                               IRWIN J. GRUVERMAN
                           CHIEF EXECUTIVE OFFICER AND
                                    CHAIRMAN
                                MFIC CORPORATION
                                 30 OSSIPEE ROAD
                           NEWTON, MASSACHUSETTS 02464
                                 (617) 969-5452
                           ---------------------------
            (Name, Address and Telephone Number of Agent for Service)


                                    Copy to:
                           JEFFREY M. STOLER, ESQUIRE
                                GADSBY HANNAH LLP
                               225 FRANKLIN STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 345-7000


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum        Proposed Maximum
Title of Securities            Amount to be    Offering Price Per      Aggregate Offering         Amount of
to be Registered              Registered(1)         Share(2)                Price(2)           Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share (the
"Common Stock")..........        400,000              $0.40                $160,000.00              $40.00
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits or similar transactions.

(2) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. Except for certain shares previously purchased pursuant to the Plan, it is not known how many option or shares will be purchased or at what price. The unissued options and shares available pursuant to the Plan do not have a fixed exercise price. Accordingly, the proposed maximum offering price per share for such shares has been calculated pursuant to Rule 457(h) as the average of the bid ($0.40) and ask ($0.40) prices of the Registrant's Common Stock as listed on Nasdaq on April 5, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement on Form S-8. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and will be given to employees participating in the registrant's MFIC Corporation 1986 Employee Stock Purchase Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been previously filed by MFIC Corporation (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 ("Fiscal 2001");

2. The descriptions of the Company's Common Stock which are contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Company files a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, the Company has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the Company or for other organizations at the request of the Company.

         The By-Laws of the Company contain provisions to the general effect that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any threatened, pending or completed legal proceeding to which he may be made a party or with which he may become involved by reason of having been an officer or director of the Company or of any other organization at the request of the Company. Indemnification is available (except by court order) only if it is determined to be proper by a majority of disinterested directors constituting a quorum, by the stockholders, or by independent legal counsel in a written opinion. In order to be entitled to indemnification, the indemnified person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the Company, indemnification is precluded if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company, unless and to the extent that the Court of Chancery of the State of Delaware or the court in which the action was brought shall determine that indemnification is proper. The Company also has the power to obtain insurance indemnifying officers and directors of the Company against any liability which it may deem proper, whether or not the Company against any liability which it may deem proper, whether or not the Company would otherwise have the power to indemnify such officer or director pursuant to its By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

(a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

      EXHIBIT NO.               DESCRIPTION

          4       MFIC Corporation 1986 Employee Stock Purchase Plan

          5 Opinion Letter of Gadsby Hannah LLP as to legality of shares being registered

         23       Consent of Gadsby Hannah LLP (contained in Opinion filed as
                  Exhibit 5)

         23a      Consent of Brown & Brown, LLP

         23b      Consent of Deloitte & Touche LLP

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any additional or changed material information on the plan of distribution.

(2) For the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts on this 9th day of April, 2002.

                                MFIC CORPORATION


                                By: /s/ Irwin J. Gruverman
                                    -------------------------------------------
                                    Irwin J. Gruverman, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


NAME                                                 CAPACITY                                DATE
/s/ Irwin J. Gruverman                               Chief Executive Officer, Chairman       April 9, 2002
--------------------------------------------         of the Board of Directors, Treasurer
Irwin J. Gruverman                                   and Secretary (principal executive
                                                     and financial officer)


/s/ James N. Little                                  Director                                April 9, 2002
--------------------------------------------
James N. Little


/s/ Vincent B. Cortina                               Director                                April 9, 2002
--------------------------------------------
Vincent B. Cortina


/s/ Edward T. Paslawski                              Director                                April 9, 2002
--------------------------------------------
Edward T. Paslawski


/s/ Leo Pierre Roy                                   Director                                April 9, 2002
--------------------------------------------
Leo Pierre Roy


                                  EXHIBIT INDEX


                                                                                   SEQUENTIALLY
EXHIBIT NO.       DESCRIPTION                                                 NUMBERED PAGE NUMBER
     4            MFIC Corporation 1986 Employee Stock Purchase Plan                 _____

     5            Opinion Letter of Gadsby Hannah LLP as to                          _____
                  legality of shares being registered

    23a           Consent of Brown & Brown, LLP                                      _____

    23b           Consent of Deloitte & Touche LLP                                   _____